                                                                     Exhibit 4.3

                           [FORM OF FACE OF SECURITY]

                                Fixed Rate Note


REGISTERED                                                    REGISTERED
No. FXR-                                                      [PRINCIPAL AMOUNT]
                                                              CUSIP:*


Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.*


IF APPLICABLE, THE "ISSUE PRICE," "TOTAL AMOUNT OF OID," "ORIGINAL YIELD TO MATURITY" AND "INITIAL ACCRUAL PERIOD OID" (COMPUTED UNDER THE APPROXIMATE METHOD) SET FORTH BELOW HAVE BEEN COMPLETED SOLELY FOR THE PURPOSES OF APPLYING THE FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES.


                            APPLIED MATERIALS, INC.
                           MEDIUM-TERM NOTE, SERIES ___
                                  (FIXED RATE)

ORIGINAL ISSUE DATE:          INITIAL REDEMPTION DATE:         INTEREST RATE:               STATED MATURITY:

INTEREST ACCRUAL DATE:        INITIAL REDEMPTION PERCENTAGE:   APPLICABILITY OF MODIFIED    OPTIONAL REPAYMENT
                                                               PAYMENT UPON ACCELERATION:   DATE(S):

TOTAL AMOUNT OF OID:          ANNUAL REDEMPTION PERCENTAGE     INTEREST PAYMENT DATE(S):    TERMS OF AMORTIZING
                              REDUCTION:                                                    NOTES:

ORIGINAL YIELD TO MATURITY:   INITIAL ACCRUAL PERIOD OID:      ISSUE PRICE:                 OTHER PROVISIONS:


                 Applied Materials, Inc., a Delaware corporation (together with its successors and assigns, the "Issuer"), for value received, hereby promises
to pay to          , or registered assignees, the principal sum of
, on the Stated Maturity specified above (except to the extent previously redeemed or repaid) and, unless this Note is an Amortizing Note (as defined below), to pay interest thereon at the Interest Rate per annum specified above from the Interest Accrual Date specified above until the principal hereof is paid or duly made available for payment (except as provided below), semiannually in arrears on the


----------------------------------
*  Applies only if this Note is a Registered Global Security.

Interest Payment Dates specified above commencing on the Interest Payment Date next succeeding the Interest Accrual Date specified above, and at Maturity; provided, however, that if the Interest Accrual Date occurs between a Record Date, as defined below, and the next succeeding Interest Payment Date, interest payments will commence on the second Interest Payment Date succeeding the Interest Accrual Date to the registered Holder of this Note on the Record Date with respect to such second Interest Payment Date.

                 Interest on this Note will accrue from the most recent Interest Payment Date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, from the Interest Accrual Date, until the principal hereof has been paid or duly made available for payment (except as provided below). The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, subject to certain exceptions described herein, be paid to the person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the date 15 calendar days prior to such Interest Payment Date (whether or not a Business Day) (each such date a "Record Date"); provided, however, that interest payable at Maturity will be payable to the person to whom the principal hereof shall be payable. As used herein, "Business Day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in The City of New York.

                 The Issuer may issue a Note in the form of an Amortizing Note, which pays a level amount in respect of both interest and principal amortized over the life of the Note. Unless otherwise specified on the face hereof, payments of principal and interest on Amortizing Notes will be made either quarterly on each Interest Payment Date or semiannually on each Interest Payment Date, as set forth on the face hereof, and at Maturity. Payments with respect to Amortizing Notes will be applied first to interest due and payable thereon and then to the reduction of the unpaid principal amount thereof. A table setting forth repayment information in respect of each Amortizing Note will be provided to the original Holder and will be available, upon request, to subsequent Holders.

                 Payment of the principal of this Note, any premium and the interest due at Maturity will be made in immediately available funds upon surrender of this Note at the office or agency of the Paying Agent, as defined on the reverse hereof, maintained for that purpose in the City of __________, or at such other paying agency as the Issuer may determine. Payments of interest, other than interest due at Maturity, will be made by U.S. dollar check mailed to the address of the person entitled thereto as such address shall appear in the Note register. Notwithstanding the foregoing, (a) The Depository Trust Company, as Holder of book-entry Notes, shall be entitled to receive payments of interest by wire transfer of immediately available funds and (b) a Holder of U.S. $10,000,000 or


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

more in aggregate principal amount of Notes having like tenor and terms will be entitled to receive payments of interest, other than interest due at Maturity, by wire transfer of immediately available funds if appropriate wire transfer instructions have been received by the Paying Agent in writing not less than 15 calendar days prior to the applicable Interest Payment Date.

                 Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                 Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture, as defined on the reverse hereof, or be valid or obligatory for any purpose.





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                 IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed under its corporate seal.


DATED:                                     APPLIED MATERIALS, INC.


[SEAL]                                     By
                                             -----------------------------------
                                               Name:
                                                    ----------------------------
                                               Title:
                                                     ---------------------------
                                                     ---------------------------

                                           ATTEST


                                           By
                                             -----------------------------------
                                                          Secretary


TRUSTEE'S CERTIFICATE
OF AUTHENTICATION


This is one of the Notes of the
series designated therein referred
to in the within-mentioned Indenture.


--------------------------------,
as Trustee


By
  -------------------------------
      As Authenticating Agent


By
  -------------------------------
        Authorized Officer


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
                         [FORM OF REVERSE OF SECURITY]


                 This Note is one of a duly authorized issue of Medium-Term Notes, having maturities from more than nine months to 30 years from the date of issue (the "Notes"), of the Issuer. The Notes are issuable under an Indenture, dated as of _______________ (the "Indenture"), between the Issuer and __________________________________, as Trustee (the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities of the Issuer, the Trustee and Holders of the Notes and the terms upon which the Notes are, and are to be, authenticated and delivered. The Issuer has appointed _________ _______________________, at its corporate trust office in the City of _________ as the paying agent (the "Paying Agent," which term includes any additional or successor Paying Agent appointed by the Issuer) with respect to the Notes. The terms of individual Notes may vary with respect to interest rates, interest rate formulas, issue dates, maturity dates, or otherwise, all as provided in the Indenture. To the extent not inconsistent herewith, the terms of the Indenture are hereby incorporated by reference herein.

                 This Note will not be subject to any sinking fund and, unless otherwise provided on the face hereof in accordance with the provisions of the following two paragraphs, will not be redeemable or subject to repayment at the option of the Holder prior to the Stated Maturity.

                 If so indicated on the face of this Note, this Note may be redeemed in whole or in part at the option of the Issuer on or after the Initial Redemption Date specified on the face hereof on the terms set forth on the face hereof, together with interest accrued and unpaid hereon to the date of redemption (except as provided below). If this Note is subject to "Annual Redemption Percentage Reduction," the Initial Redemption Percentage indicated on the face hereof will be reduced on each anniversary of the Initial Redemption Date by the Annual Redemption Percentage Reduction specified on the face hereof until the redemption price of this Note is 100% of the principal amount hereof, together with interest accrued and unpaid hereon to the date of redemption (except as provided below). Notice of redemption shall be mailed to the registered Holders of the Notes designated for redemption at their addresses as the same shall appear on the Note register not less than 30 nor more than 60 days prior to the date fixed for redemption, subject to all the conditions and provisions of the Indenture. In the event of redemption of this
Note in part only, a new Note or Notes for the amount of the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.





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                 If so indicated on the face of this Note, this Note will be subject to repayment at the option of the Holder on the Optional Repayment Date or Dates specified on the face hereof on the terms set forth herein. On any Optional Repayment Date, this Note will be repayable in whole or in part in increments of $1,000 (provided that any remaining principal amount hereof shall not be less than the minimum authorized denomination hereof) at the option of the Holder hereof at a price equal to 100% of the principal amount to be repaid, together with interest accrued and unpaid hereon to the date of repayment (except as provided below). For this Note to be repaid at the option of the Holder hereof, the Trustee must receive at its agent's office in the City of ___________, not less than 15 nor more than 30 days prior to the date of repayment, (i) this Note with the form entitled "Option to Elect Repayment" below duly completed or (ii) a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or a trust company in the United States setting forth the name of the Holder of this Note, the principal amount hereof, the certificate number of this Note or a description of this Note's tenor and terms, the principal amount hereof to be repaid, a statement that the option to elect repayment is being exercised thereby and a guarantee that this Note, together with the form entitled "Option to Elect Repayment" duly completed, will be received by the Trustee not later than the fifth Business Day after the date of such telegram, telex, facsimile transmission or letter; provided, that such telegram, telex, facsimile transmission or letter shall only be effective if this Note and form duly completed are received by the Trustee by such fifth Business Day. Exercise of such repayment option by the Holder hereof shall be irrevocable. In the event of repayment of this Note in part only, a new Note or Notes for the amount of the unpaid portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

                 Interest payments on this Note will include interest accrued to but excluding the Interest Payment Dates or the Stated Maturity (or any earlier redemption or repayment date), as the case may be. Interest payments for this Note will be computed and paid on the basis of a 360-day year of twelve 30-day months.

                 In the case where the Interest Payment Date or the date of Maturity does not fall on a Business Day, payment of interest, premium, if any, or principal otherwise payable on such date need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or at Maturity, and no interest on such payment shall accrue as a result of such delayed payment.

                 This Note and all the obligations of the Issuer hereunder are direct, unsecured obligations of the Issuer and rank without preference or priority among themselves and pari passu with all other existing and future unsecured and unsubordinated indebtedness





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
of the Issuer, subject to certain statutory exceptions in the event of liquidation upon insolvency.

                 This Note, and any Note or Notes issued upon transfer or exchange hereof, is issuable only in fully registered form, without coupons, and is issuable only in denominations of U.S. $100,000 and any integral multiple of U.S. $1,000 in excess thereof.

                 ______________________________ has been appointed registrar for the Notes, and the Trustee will maintain at its office in ___________________, a register for the registration and transfer of Notes. As provided in the Indenture and subject to certain limitations set forth therein and as may be set forth on the face hereof, this Note may be transferred at the aforesaid office of the Trustee by surrendering this Note for cancellation, accompanied by a written instrument of transfer in form satisfactory to the Trustee and duly executed by the registered Holder hereof in person or by the Holder's attorney duly authorized in writing, and thereupon the Trustee shall issue in the name of the transferee or transferees, in exchange herefor, a new Note or Notes having identical terms and provisions and having a like aggregate principal amount in authorized denominations, subject to the terms and conditions set forth herein. Notes are exchangeable at said office for other Notes of other authorized denominations of equal aggregate principal amount having identical terms and provisions. All such exchanges and transfers of Notes will be free of charge, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge in connection therewith. All Notes surrendered for exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Trustee and executed by the registered Holder in person or by the Holder's attorney duly authorized in writing. The date of registration of any Note delivered upon any exchange or transfer of Notes shall be such that no gain or loss of interest results from such exchange or transfer.

                 If an Event of Default with respect to Notes of this series shall occur and be continuing, the principal of the Notes of this series may be declared due and payable in the manner and with the effect provided in the Indenture. Unless otherwise specified on the face hereof, if any Original Issue Discount Note (as defined below) is redeemed by the Issuer or repaid at the option of the Holder, each as described above, or if the principal of any Original Issue Discount Note is declared to be due and payable immediately pursuant to this paragraph, the amount of principal due and payable with respect to this Note shall be limited to the aggregate principal amount of this Note multiplied by the sum of Issue Price (expressed as a percentage of the aggregate principal amount) plus the original issue discount amortized from the date of issue to the date of redemption, repayment or declaration, as applicable, which amortization shall be calculated using the "interest method" (computed in accordance with generally accepted





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
accounting principles in effect on the date of redemption, repayment or declaration). Unless otherwise specified on the face hereof, an Original Issue Discount Note is a Note which has a principal amount payable on the Stated Maturity that exceeds its Issue Price by at least 0.25% of its principal amount payable on the Stated Maturity, multiplied by the number of complete years from the Original Issue Date to the Stated Maturity for this Note.

                 The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Notes of each series to be affected under the Indenture at any time by the Issuer and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Notes at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes of each series at the time Outstanding on behalf of the Holders of all Notes of such series, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

                 Each of the defeasance and covenant defeasance provisions of Article Thirteen of the Indenture shall apply to this Note.

                 So long as this Note shall be outstanding, the Issuer will cause to be maintained an office or agency for the payment of the principal of and premium, if any, and interest on this Note as herein provided in the City of ___________________, and an office or agency in said City of ________________
for the registration, transfer and exchange as aforesaid of the Notes. The Issuer may designate other agencies for the payment of said principal, premium and interest at such place or places (subject to applicable laws and regulations) as the Issuer may decide. So long as there shall be such an agency, the Issuer shall keep the Trustee advised of the names and locations of such agencies, if any are so designated.

                 No provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the time, place, and rate, and in the coin or currency, herein prescribed unless otherwise agreed between the Issuer and the registered Holder of this Note.

                 Prior to due presentment of this Note for registration of transfer, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the Holder in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Issuer, the Trustee or any such agent shall be affected by notice to the contrary.

                 This Note shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York.

                 All terms used in this Note which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

                                 ABBREVIATIONS



                 The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

         TEN COM-as tenants in common
         TEN ENT-as tenants by the entireties
         JT TEN-as joint tenants with right of survivorship and not as tenants in common


         UNIF GIFT MIN ACT-           Custodian
                           -----------         --------------
                             (Cust)                (Minor)

         Under Uniform Gifts to Minors Act
                                          -------------------
                                                (State)


                 Additional abbreviations may also be used though not in the above list.


                                ________________





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
                 FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto


[PLEASE INSERT SOCIAL SECURITY OR OTHER
    IDENTIFYING NUMBER OF ASSIGNEE]


-----------------------------------------------------------
-----------------------------------------------------------
-------------------------------------------------------------------------------
[PLEASE PRINT OR TYPE NAME AND ADDRESS INCLUDING ZIP CODE, OF ASSIGNEE]

--------------------------------------------------------------------------------
the within Note and all rights thereunder, hereby irrevocably

--------------------------------------------------------------------------------
constituting and appointing such person attorney to transfer

--------------------------------------------------------------------------------
such note on the books of the Issuer, with full power of

--------------------------------------------------------------------------------
substitution in the premises.


Dated:
      ---------------------         --------------------------------------------
                                    NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever.

                           OPTION TO ELECT REPAYMENT


                 The undersigned hereby irrevocably requests and instructs the Issuer to repay the within Note (or portion thereof specified below) pursuant to its terms at a price equal to the principal amount thereof, together with interest to the Optional Repayment Date, to the undersigned at

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                           (Please print or typewrite
                      name and address of the undersigned)


                 If less than the entire principal amount of the within Note is to be repaid, specify the portion thereof which the Holder elects to have repaid: __________________; and specify the denomination or denominations (which shall not be less than the minimum authorized denomination) of the Notes to be issued to the Holder for the portion of the within Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid): ___________________________.



Dated:
      --------------------            ------------------------------------------
                                      NOTICE: The signature on this Option to Elect Repayment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement.





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